Exhibit 99.1

Joshua M. Moss Joining the SenesTech Board of Directors

PHOENIX, Ariz., January 10, 2025. SenesTech, Inc. (NASDAQ: SNES, “SenesTech” or the “Company”), a pioneer in humane pest control solutions, is pleased to announce that Joshua M. Moss will be joining the Board of Directors of SenesTech, Inc.

Joshua M. Moss is the co-founder, Managing Director, and Portfolio Manager at EAM Global Investors, a boutique investment firm specializing in non-U.S. and emerging market equities with approximately $3 billion in assets under management. With over 20 years of experience in institutional investment management, Josh has a proven track record of success in portfolio management, team leadership, and global business development.

He began his career at Credit Suisse, focusing on investment banking and equity research, and later held senior roles at Allianz Global Investors, where he managed significant portfolios and led sector teams. At EAM, he has overseen the firm's growth from its inception, successfully launching and managing strategies such as International Small Cap and Emerging Markets Small Cap.

Josh holds an MBA in Finance from the UCLA Anderson School of Management and a BA in History from the University of California, San Diego. Based in the San Diego area, he is fluent in Spanish and leverages his deep expertise to deliver consistent alpha generation while fostering sustainable, long-term investment strategies.

“SenesTech – and Evolve – are poised for growth this coming year and beyond, and I look forward to contributing to that growth and success. We have the right team and the right product,” said Mr. Moss.

About SenesTech SenesTech is committed to creating healthier environments by humanely managing animal pest populations through fertility control. The company is an expert in fertility control technologies and has pioneered products like ContraPest®, the only EPA-registered contraceptive for both male and female rats, and Evolve™, an EPA-designated minimum-risk contraceptive soft bait. Both products are designed to integrate seamlessly into pest management programs, significantly enhancing their effectiveness while reducing reliance on traditional poisons. SenesTech strives to create cleaner cities, more efficient businesses, and happier households with products that are humane, effective, and sustainable.
For more information, visit https://senestech.com.

Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, the belief that SenesTech and Evolve are poised for growth this coming year and beyond and the belief that we have the right team and the right product. Forward-looking statements may describe future expectations, plans, results, or strategies and are often, but not always, made through the use of words such as "believe," "may," "future," "plan," "will,"

"should," "expect," "anticipate," "eventually," "project," "estimate," "continuing," "intend" and similar words or phrases. You are cautioned that such statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the successful commercialization of our products; market acceptance of our products; our financial performance, including our ability to fund operations; our ability to maintain compliance with Nasdaq's continued listing requirements; regulatory approval and regulation of our products; and other factors and risks identified from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Contact Information: Investors: Robert Blum, Lytham Partners, LLC (602) 889-9700, senestech@lythampartners.com

Marketing:
Rochelle Paulet, Director of Marketing, SenesTech, Inc.
(303) 416-0032

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